National Instruments Reports Preliminary Revenue of $309 Million for Q1 2020

AUSTIN, Texas – April 2, 2020 – National Instruments (Nasdaq: NATI) today announced preliminary results for Q1 2020 with revenue of $309 million, down less than 1% year-over-year. The sale of our AWR business to Cadence closed on January 15, 2020. Organic revenue growth, defined as revenue growth excluding the impact of acquisitions and divestitures completed within the past twelve months, was up approximately 2% year-over-year.

Q1 2020 GAAP diluted earnings per share are estimated to be $1.00 to $1.01, with non-GAAP diluted earnings per share estimated to be $0.25 to $0.26. GAAP EPS includes $0.94 related to divestment gains.

For Q1, estimated organic order growth, defined as growth in the value of the company’s orders excluding the impact of acquisitions and divestitures noted above, was up 1% year-over-year. For Q1, the Americas region had positive year-over-year organic order growth of 8%. EMEIA estimated orders were down 3% with weakness toward the end of the quarter; in APAC, where COVID-19 disrupted customer purchasing behaviors most significantly during the quarter, estimated orders were down 5% year-over-year in Q1; Greater China estimated orders were down 12% year-over-year in the first quarter but as travel and other restrictions started to be lifted, business returned to more normal levels in the last month of the quarter; and estimated orders were up 3% year-over-year.

With estimated cash and cash equivalents at the end of March of $573 to $583 million, the company’s balance sheet remains strong.

“The COVID-19 situation remains very dynamic globally and the health and safety of our employees and our communities continue to be our top priority.” said Eric Starkloff, NI president and CEO. “We are fortunate to have a strong and resilient business. While we believe the diversity of our business and our solid execution will allow us to navigate this crisis while still making critical investments for long term growth, a high degree of uncertainty remains for the industrial economy, so we will continue to monitor our business closely as the environment evolves and adjust as necessary.”

No Conference Call; Q1 2020 Earnings Call Scheduled
No conference call will be held in conjunction with this press release. The company plans to provide final results for Q1 2020 and hold its quarterly earnings conference call with the financial community on April 30, 2020 at 4:00 p.m. CT.
Preliminary Non-GAAP Results
In addition to disclosing results determined in accordance with GAAP, NI discloses certain estimated non-GAAP operating results and non-GAAP information that exclude certain charges. In this news release, the company has presented its estimated diluted EPS for the three-month period ended March 31, 2020 on a GAAP and non-GAAP basis. When presenting non-GAAP results, the company includes a reconciliation of the non-GAAP results to the GAAP results. Reconciliations of the company’s estimated non-GAAP diluted EPS to estimated GAAP diluted EPS are included as part of this news release.
The company’s non-GAAP results exclude, as applicable, the impact of stock-based compensation, amortization of acquisition-related intangibles, acquisition-related transaction costs, taxes levied on the transfer of acquired intellectual property, foreign exchange loss on acquisitions, restructuring charges, tax reform charges, disposal gain on buildings and related charitable contributions, tax effects related to businesses held for sale, gain on divestment, and capitalization and amortization of internally developed software costs.
Management believes that including the non-GAAP results assists investors in assessing the company’s operational performance and its performance relative to its competitors. The company presents these non-GAAP results as a complement to results provided in accordance with GAAP, and these results should not be regarded as a substitute for GAAP. Management uses these non-GAAP measures to manage and assess the profitability and performance of its business and does not consider stock-based compensation expense, amortization of acquisition-related intangibles, acquisition-related transaction costs, taxes levied on the transfer of acquired intellectual property, foreign exchange loss on acquisitions, restructuring charges, tax reform charges, disposal gains on buildings and related charitable contributions, tax effects related to businesses held-for-sale, gain on divestment, and capitalization and amortization of internally developed software costs in managing its operations. Specifically, management uses non-GAAP measures to plan and forecast future periods; to establish operational goals; to compare with its business plan and individual operating budgets; to measure management performance for the purposes of executive compensation, including payments to be made under bonus plans; to assist the public in measuring the company’s performance relative to the company’s long-term public performance goals; to allocate resources; and, relative to the company’s historical financial performance, to enable comparability between periods. Management also considers such non-GAAP results to be an important supplemental measure of its performance. This news release also discloses the year-over-year change in the company's estimated organic revenue for Q1. The company believes that including its year-over- year change in estimated organic revenue assists investors in assessing the company's operational performance. A reconciliation of its year-over-year change in estimated organic revenue to its year-over-year change in estimated GAAP revenue is included with this news release.
Forward-Looking Statements
This release contains “forward-looking statements” based on current expectations and assumptions that are subject to risks and uncertainties, including estimates of our Q1 2020 GAAP revenue and GAAP revenue growth, Non-GAAP organic revenue growth and GAAP and Non-GAAP diluted EPS, estimated organic order growth, estimated cash and cash equivalents and statements regarding the COVID-19 situation remaining very dynamic globally, having a strong and resilient business, a high degree of uncertainty remaining for the industrial economy, belief that the diversity of our business and our solid execution will allow us to navigate this crisis while still making critical investments for long term growth, and we will continue to monitor our business closely as the environment evolves and adjust as necessary. Actual results could differ materially due to a number of risks and uncertainties, including the risk of further economic and market disruptions resulting from COVID-19, further adverse changes or fluctuations in the global economy, further adverse fluctuations in our industry, foreign exchange fluctuations, changes in the current global trade regulatory environment, fluctuations in demand for NI products including orders from NI’s large customers, component shortages, delays in the release of new products, the Company’s ability to effectively manage its operating expenses, manufacturing inefficiencies and the level of capacity utilization, the impact of any recent or future acquisitions or divestitures by NI, expense overruns and adverse effects of price changes or effective tax rates. Actual results may differ materially from the expected results.

All information in this release is as of the date above. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

About NI
NI (www.ni.com) empowers engineers and scientists with a software-centric platform that incorporates modular hardware and an expansive ecosystem. This proven approach puts users firmly in control of defining what they need to accelerate their system design within test, measurement and control. NI’s solution helps build high-performance systems that exceed requirements, quickly adapt to change and ultimately improve the world. (NATI-F)

National Instruments, NI and ni.com are trademarks of National Instruments. Other product and company names listed are trademarks or trade names of their respective companies.

Reconciliation of Preliminary GAAP Diluted EPS to Preliminary Non-GAAP Diluted EPS
(unaudited)
	Three Months Ended
	March 31, 2020

	Low	High
Preliminary GAAP Diluted EPS	$1.00	$1.01
Adjustment to reconcile diluted EPS to non-GAAP diluted EPS:
Impact of stock-based compensation, net of tax effect	0.09	0.09
Impact of amortization of acquisition intangibles, net of tax effect	0.01	0.01
Impact of acquisition transaction costs and restructuring charges, net of tax effect	0.06	0.06
Impact of net amortization of software development costs, net of tax effect	0.03	0.03
Impact of gain on divestment, net of tax effect	(0.940)	(0.940)
Preliminary Non-GAAP Diluted EPS	$0.25	$0.26

Reconciliation of Preliminary GAAP Revenue Growth to Preliminary Non-GAAP Organic Revenue Growth
(unaudited)
Three Months Ended
March 31, 2020
Preliminary YoY GAAP Revenue Growth	(1)%
plus: Impact of excluding recently divested businesses	3%
less: Impact of excluding recently acquired businesses	0%
Preliminary YoY Non-GAAP Organic Revenue Growth	2%

Non-GAAP organic revenue excludes impact of revenue from acquisitions or divestitures closed within the last twelve months.